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Exhibit 11.1 - Computation of Per Share Earnings

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
                                                                 Three                           Six
                                                              Months Ended                    Months Ended
                                                              December 31,                    December 31,
                                                              ------------                    ------------
                                                          1998            1997            1998            1997
                                                          ----            ----            ----            ----
Basic earnings per common share

        Net income for calculating basic earnings
        per common share ........................      $2,214,000      $1,834,000      $4,665,000      $3,531,000
                                                       ==========      ==========      ==========      ==========

        Average common shares outstanding .......       5,534,000       4,058,000       5,709,000       4,103,000
                                                       ----------      ----------      ----------      ----------
        Basic earnings per common share .........      $     0.40      $     0.45      $     0.82      $     0.86
                                                       ==========      ==========      ==========      ==========

Diluted earnings per common share

        Net income for calculating basic earnings
        per common share ........................      $2,214,000      $1,834,000      $4,665,000      $3,531,000
                                                       ==========      ==========      ==========      ==========

        Average common shares outstanding .......       5,534,000       4,058,000       5,709,000       4,103,000

        Add exercise of options and warrants ....              --              --              --              --
                                                       ----------      ----------      ----------      ----------

        Diluted common shares outstanding .......       5,534,000       4,058,000       5,709,000       4,103,000
                                                       ==========      ==========      ==========      ==========

Diluted earnings per common share ...............      $     0.40      $     0.45      $     0.82      $     0.86
                                                       ==========      ==========      ==========      ==========
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